Exhibit 10.7

AFFIRMATION AND AMENDMENT OF SUBORDINATION AGREEMENT

This AFFIRMATION OF SUBORDINATION AGREEMENT (this “Affirmation”) is made as of February 27, 2009, by the undersigned creditor (“Creditor”) for the benefit of Comerica Bank (“Bank”).

RECITALS

CLARIENT, INC. (“Borrower”) and Bank are parties to that certain Amended and Restated Loan Agreement dated as of February 28, 2008, as amended from time to time, including without limitation by that First Amendment and Waiver to Amended and Restated Loan Agreement dated March 14, 2008, by that Second Amendment to Loan Agreement dated March 21, 2008, by that certain Third Amendment and Consent to Amended and Restated Loan Agreement dated as of July 31, 2008, and by that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of January 27, 2009 (collectively, the “Agreement”).  Borrower and Creditor are parties to that certain Amended and Restated Senior Subordinated Revolving Credit Agreement dated as of March 14, 2008 (the “Original Safeguard Agreement”).  Borrower and Creditor propose to enter into a Second Amended and Restated Senior Subordinated Revolving Credit Agreement dated of even date herewith, which amends the Original Safeguard Agreement by increasing the amounts available to be borrowed (“Restated Safeguard Senior Credit Agreement”).  Creditor executed for the benefit of Bank a Subordination Agreement dated as of March 7, 2007, as affirmed February 28, 2008, as affirmed and amended as of March 14, 2008, and as affirmed and amended as of July 31, 2008 (the “Subordination Agreement”).  Borrower and Bank propose to enter into a Fifth Amendment to Amended and Restated Loan Agreement of even date herewith (the “Fifth Amendment”), which amends the Agreement by, among other things, extending the maturity date and changing covenants.  Bank has agreed to enter into this Fifth Amendment and consent to the Restated Safeguard Agreement provided, among other things, that Creditor consents to the Fifth Amendment and agrees that the Subordination Agreement will remain effective as amended hereby.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.             All references to the “Amended and Restated Senior Subordinated Revolving Credit Agreement dated as of March 14, 2008” in the Subordination Agreement are hereby replaced with “Second Amended and Restated Senior Subordinated Revolving Credit Agreement dated as of February 27, 2009 (as amended from time to time).”

2.             Creditor consents to the execution, delivery and performance by the Borrower of the Fifth Amendment.  Bank consents to the execution, delivery and performance by the Borrower of the Restated Safeguard Agreement.

3.             The Subordination Agreement shall remain in full force and effect, as amended hereby, with respect to all of Borrower’s Obligations to Bank under (and as defined in) the Agreement.

4.             Bank and Creditor each affirm their respective obligations under the Subordination Agreement.

5.             Unless otherwise defined, capitalized terms in this Affirmation shall have the meaning assigned in the Subordination Agreement, as amended.  This Affirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Affirmation as of the first date above written.

“Bank”

COMERICA BANK

By:	/s/ Todd A. McDonald

Name:	Todd A. McDonald

Title:	Senior Vice President

“Creditor”

SAFEGUARD DELAWARE, INC.

By:	/s/ Brian J. Sisko

Name:	Brian J. Sisko

Title:	Vice President

The undersigned approve of the terms of this Affirmation.

“Borrower”

CLARIENT, INC.

By:	/s/ Brian J. Sisko

Name:	Brian J. Sisko

Title:	Vice President